As filed with the Securities and Exchange Commission on July 16, 2012

File No. 333-161401

File No. 333-127129

File No. 333-120745

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-161401

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-127129

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-120745

UNDER

THE SECURITIES ACT OF 1933

KNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2424258
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1241 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-8553

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad S. Wachter

Vice President, General Counsel and Secretary

KNOLOGY, INC.

1241 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-8553

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Lesley H. Solomon, Esq.

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street, NW

Atlanta, Georgia 30309-3424

(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (the “Registration Statements”), filed by Knology, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission:

•

Registration No. 333-161401 filed on Form S-3 on August 17, 2009, which registered the offering of an indeterminate amount of the Company’s common stock, par value $0.01, preferred stock, par value $0.01, debt securities, depositary shares, warrants, rights, units and stock purchase contracts to be issued by the Company;

•	Registration No. 333-127129 filed on Form S-3/A on September 16, 2005, which registered for resale by certain stockholders up to 12,048,186 shares of the Company’s common stock, par value $0.01; and
•	Registration No. 333-120745 filed on Form S-3 on November 24, 2004, which registered for resale by certain stockholders up to 5,996,281 shares of the Company’s common stock, par value $0.01.

On April 18, 2012, the Company entered into an Agreement and Plan of Merger with WideOpenWest Finance, LLC (“WOW”) and Kingston Merger Sub, Inc., a wholly-owned subsidiary of WOW (“Merger Sub”), pursuant to which the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of WOW (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Point, state of Georgia, on this 16th day of July, 2012.

KNOLOGY, INC.

By:	/s/ Rodger L. Johnson
Rodger L. Johnson Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rodger L. Johnson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 16, 2012
Rodger L. Johnson

/s/ Robert K. Mills	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2012
Robert K. Mills

Director
Alan A. Burgess

*	Director	July 16, 2012
Donald W. Burton

Director
O. Gene Gabbard

*	Director	July 16, 2012
Campbell B. Lanier, III

*	Director	July 16, 2012
William H. Scott III

*By:	/s/ Chad S. Wachter
Chad S. Wachter Attorney-in-fact

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